NATIONAL INSTRUMENT 44-101
SHORT FORM PROSPECTUS DISTRIBUTIONS
APPENDIX A
AUTHORIZATION OF INDIRECT COLLECTION OF PERSONAL INFORMATION

The attached Schedule 1 contains information concerning the name, position with or relationship to issuer, name and address of employer, if other than the issuer, residential address, date and place of birth and citizenship of each director, executive officer, promoter, if any, and each director and executive officer of the promoter, if any, of the issuer named below (the “Issuer”) as required by securities legislation, unless previously delivered to the regulator.  The Issuer hereby confirms that each person or company listed on Schedule 1

(a)

has been notified by the Issuer

(i)

of the Issuer’s delivery to the regulator of the information pertaining to the person or company as set out in Schedule 1,

(ii)

that such information is being collected indirectly by the regulator under the authority granted to it in securities legislation,

(iii)

that such information is being collected for the purpose of enabling the regulator to discharge his/her obligations under the provisions of securities legislation that, among other things, require or permit the regulator to refuse to issue a receipt for a prospectus if it appears to the regulator that the past conduct of management or promoters of the issuer affords reasonable grounds for belief that the business of the issuer will not be conducted with integrity and in the best interests of its securityholders, and

(iv)

that the title, business address and business telephone number of the public official in the local jurisdiction as set out in the attached Schedule 2, who can answer questions about the regulator’s indirect collection of the information; and

(b)

has authorized the indirect collection of the information by the regulator.

Date:   May 16, 2003

ALGOMA STEEL INC.
Name of Issuer

Per:     “Paul C. Finley”

Paul C. Finley

Name

Vice President – Business Development and Corporate Secretary

Official Capacity

 (Please print the name of the individual whose
signature appears in the official capacity)

Schedule 1
Personal Information to Appendix A
Authorization of Indirect
Collection of Personal Information

ALGOMA STEEL INC.

Name:	Denis Andre Turcotte
Position with or Relationship to Issuer:	Director and President and Chief Executive Officer
Name and Address of Employer, if other than Issuer:

Residential Address:	21 Summit Avenue
Sault Ste. Marie, Ontario
P6B 2S2

Date and Place of Birth:	July 9, 1961 Beardmore, Ontario
Citizenship:	Canadian

Public Official to Appendix A
Authorization of Indirect Collection of Personal Information

Local Jurisdiction	Public Official
Alberta	Executive Director Alberta Securities Commission Suite 400 300 – 5th Avenue S.W. Calgary, Alberta T2P 3C4 Telephone: (403) 297-4228
British Columbia

Supervisor, Registration
British Columbia Securities Commission
Suite 200
865 Hornby Street
Vancouver, British Columbia V6Z 2H4
Telephone: (604) 899-5692
Toll Free within British Columbia: (800) 373-6393

Manitoba	Director Manitoba Securities Commission Consumer and Corporate Affairs Administration 1034 – 405 Broadway Winnipeg, Manitoba R3C 3L6 Telephone: (204) 945-2653
New Brunswick	Administrator Department of Justice Securities Branch Harbour Building, 133 Prince William Street Suite 606, P.O. Box 5001 Saint John, New Brunswick E2L 4Y9 Telephone: (506) 658-3060
Newfoundland	Director of Securities Department of Government Services and Lands P.O. Box 8700 West Block, 2nd Floor, Confederation Building St. John’s, Newfoundland A1B 4J6 Telephone: (709) 729-4189
Northwest Territories	Government of the Northwest Territories Securities Registries Department of Justice P.O. Box 1320 Yellowknife, Northwest Territories X1A 2L9
Nova Scotia	Deputy Director, Compliance and Enforcement Nova Scotia Securities Commission P.O. Box 458 Halifax, Nova Scotia B3J 2P8 Telephone: (902) 424-5354
Nunavut	Nunavut Legal Registries Government of Nunavut BAG 9500 Yellowknife, Northwest Territories X1A 2R3
Ontario	Administrative Assistant to the Director of Corporate Finance Ontario Securities Commission 18th Floor, 20 Queen Street West Toronto, Ontario M5H 2S8 (416) 597-0681
Prince Edward Island	Deputy Registrar, Securities Division Shaw Building 95 Rochford Street, P.O. Box 2000, 4th Floor Charlottetown, Prince Edward Island C1A 7N8 Telephone: (902) 368-4550
Quebec

Secretary and Director
Legal Department
Commission d’accPs B l’information
QuJbec City (Head Office)
575, rue St-Amable
Bureau 1.10
QuJbec, QuJbec  G1R 2G4
Telephone: (418) 528-7741
Toll Free in QuJbec: (888) 628-7741

Saskatchewan	Director Saskatchewan Securities Commission 800-1920 Broad Street Regina, Saskatchewan S4P 3V7 Telephone: (306) 787-5842
Yukon	Registrar of Securities Department of Justice Andrew A. Philipsen Law Centre 2130 – 2nd Avenue, 3rd Floor Whitehorse, Yukon Territory Y1A 5H6 Telephone: (867) 667-5005